Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 1996, included in Southeastern Michigan Gas Enterprises, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                      Arthur Andersen LLP


Detroit, Michigan,
   November 1, 1996.